EXHIBIT 23


                      Consent of KPMG Peat Marwick LLP



The Board of Directors
International Multifoods Corporation:

We Consent to the use of our reports dated March 30, 1998, relating to the consolidated balance sheets of International Multifoods Corporation and subsidiaries as of February 28, 1998 and 1997 and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended February 28, 1998, and the related financial statement schedule, incorporated by reference in this registration statement on Form S-8 of International Multifoods Corporation with respect to the Consulting Agreement by and between International Multifoods Corporation and Daryl Schaller which reports appear in and are incorporated by reference in the Annual Report on Form 10-K of International Multifoods Corporation for the year ended February 28, 1998.




                                   /s/ KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
September 22, 1998